Exhibit 23.16

CONSENT OF QUALIFIED PERSON

Regarding the "Technical Report Summary on the Initial Assessment of the Fox Complex, Ontario, Canada", that is current as of December 31, 2021 (the "Technical Report Summary"):

In connection with the filing of the Annual Report of McEwen Mining Inc. for the year ended December 31, 2021 on Form 10-K (the "Form 10-K"), [Channa Kumarage] consents to:

●	the use of my name and status as a "Qualified Person" in the Form 10 - K
●	any quotation from, or summarization of any of the information that I am responsible for preparing in the Technical Report Summary in the Form 10- K
●	to the filing of the Technical Report Summary as an exhibit to t he Form 10-K and
●	to the incorporation by reference of the Technical Report Summary in the Registration Statements of McEwen Mining Inc. on (i) Form S- 3 (Nos. 333 -224476 and 333-234612), (ii) Form S-4 (No. 333- 226858) and (iii) Form S-8 (Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333- 204693, and 333-222609).

Signed by:

/s/ Channa Kumarage

Channa Kumarage

[McEwen Mining]

McEwen Mining Inc. Fox Complex Expansion
S-K 1300 Technical Report Summary

DATE AND SIGN ATUREPAGE

The following Qualified Persons prepared this technical report summary, entitled "Technical Report Summary on the Initial Assessment of the Fox Complex Ontario, Canada" and confirm that the information in the technical report summary is current as at December 31, 2021.

/s/ William Bagnell	/s/ Aleksandr Mitrofanov
William Bagnell, P.Eng., Wood	Aleksandr Mitofanov, P.Geo., SRK

/s/ Benoit Bissonnette	/s/ Eric Sellars
Benoit Bissonnette, P.Eng., Wood	Eric Sellars, P.Eng., SLR

/s/ Adam Coulson	/s/ Steven Sibbick
Adam Coulson, P.Eng., Wood	Steven Sibbick, P.Geo., Wood

/s/ Sheila Daniel	/s/ Kenneth Tylee
Sheila Daniel, P.Geo., Wood	Kenneth Tylee, P.Geo., McEwen

/s/ Daniel Downton	/s/ W David Tyler
Daniel Downton, P.Geo., McEwen	W. David Tyler, RM SME, Gingerquill Consulting

/s/ Lewis Kitchen	/s/ Piers Wendlandt
Lewis Kitchen, P.Eng., Wood	Piers Wendlandt, P.E., Wood

/s/ Channa Kumarage March 3, 2022
Channa Kumarage, P.Eng., McEwen

Project No.: 246279
December 2021